Exhibit 10.3

Capstone Bancshares, Inc.

2008 Long-Term Incentive Plan

AWARD AGREEMENT

The Board of Directors (the “Board”) of Capstone Bancshares, Inc. (“Capstone”) recognizes the important role you play in the success of Capstone. As such, the Board would like to reward you with a stake in the ownership of Capstone conditioned upon the conditions and terms contained within this individual award agreement (this “Award Agreement”). Accordingly, Capstone hereby grants you the right to earn the following equity grant:

1. Name of Grantee:

2. Date of Grant:

3. Type of Equity Granted:	Incentive Stock Options

4. Number of Equity Shares Granted:

5. Stock Price on Date of Grant:

6. Vesting Schedule:

7. Summary of Grant:	The grant is governed by the terms of the Capstone Bancshares, Inc. 2008 Long-Term Incentive Plan (the “Plan”). A copy of the Plan is available at Capstone’s main office. By accepting the grant, you agree that the terms of the Plan and this Award Agreement govern the grant. The Incentive Stock Options awarded by this Agreement shall expire on the date that is ten (10) years from the date of the grant. All capitalized terms used and not otherwise defined herein shall have the same meanings as ascribed to them in the Plan.

ARTICLE 8.

BENEFICIARY DESIGNATION

A Participant’s “beneficiary” is the person or persons entitled to receive payments or other benefits or exercise rights that are available under the Plan in the event of the Participant’s death. A Participant may designate a beneficiary or change a previous beneficiary designation at any time by using forms and following procedures approved by the Committee for that purpose. If no beneficiary designated by the Participant is eligible to receive payments or other benefits or exercise rights that are available under the Plan at the Participant’s death the beneficiary shall be the Participant’s estate.

Notwithstanding the provisions above, the Committee may in its discretion, after notifying the affected Participants, modify the foregoing requirements, institute additional requirements for beneficiary designations, or suspend the existing beneficiary designations of living Participants or the process of determining beneficiaries under this Article 8, or both. If the Committee suspends the process of designating beneficiaries on forms and in accordance with procedures it has approved pursuant to this Article 8, the determination of who is a Participant’s beneficiary shall be made under the Participant’s will and applicable state law.

ARTICLE 9.

RIGHTS OF EMPLOYEES AND INDEPENDENT CONTRACTORS

9.1    Employment. Nothing in the Plan or this Award Agreement shall interfere with or limit in any way the right of Capstone and/or its Affiliates to terminate any Participant’s employment or other service relationship at any time, nor confer upon any Participant any right to continue in the capacity in which he or she is employed or otherwise serves Capstone and/or its Affiliates.

Neither this Award nor any benefits arising under the Plan shall constitute part of an employment contract with Capstone and/or its Affiliates and, accordingly, the Plan, this Award Agreement, and the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Committee, upon any requisite Board approval, without giving rise to liability on the part of Capstone and/or its Affiliates for severance payments.

For purposes of the Plan, transfer of employment of a Participant between Capstone and/or its Affiliates shall not be deemed a termination of employment.

9.2    Participation. No Employee or independent contractor shall have the right to be selected to receive an Award under the Plan, or, having been so selected, to be selected to receive a future Award.

9.3    Rights as a Shareholder. A Participant shall have none of the rights of a shareholder with respect to Stock covered by any Award until the Participant becomes the record holder of such Stock.

ARTICLE 10.

CHANGE IN CONTROL

Upon the occurrence of a Change in Control, unless otherwise specifically prohibited under applicable laws, or by the rules and regulations of any governing governmental agencies or national securities exchanges:

(a)	Any and all Options granted hereunder shall become immediately vested and exercisable; additionally, if a Participant’s employment is terminated for any other reason except Cause within twelve (12) months of such Change in Control, the Participant shall have until the earlier of: (i) twelve (12) months following such termination date; or (ii) the expiration of the Option term, to exercise any such Option;

(b)	The target payout opportunities attainable under all outstanding Awards under the Plan which are subject to achievement of any performance conditions or restrictions that the Committee has made the Award contingent upon, shall be deemed to have been fully earned as of the effective date of the Change in Control.

(c)	The vesting of all Awards denominated in Stock shall be accelerated as of the effective date of the Change in Control, and there shall be paid out to Participants a pro rata number of shares of Stock based upon an assumed achievement of all relevant targeted performance goals and upon the length of time within the Performance Period, if any, that has elapsed prior to the Change in Control. The Committee has the authority to pay all or any portion of the value of the Stock in cash.

(d)	Awards denominated in cash shall be paid pro rata to Participants with the proration determined as a function of the length of time within the Performance Period, if any, that has elapsed prior to the Change in Control, and based on an assumed achievement of all relevant targeted performance goals.

(e)	Subject to Article 11 herein, the Committee shall have the authority to make any modifications to the Awards as determined by the Committee to be appropriate before the effective date of the Change in Control.

ARTICLE 11.

AMENDMENT, MODIFICATION, SUSPENSION, AND TERMINATION

11.1    Amendment, Modification, Suspension, and Termination. The Committee, upon approval of the Board, or the Board may, at any time and from time to time, alter, amend, modify, suspend, or terminate the Plan in whole or in part. Notwithstanding anything herein to the contrary, without the prior approval of Capstone’s shareholders, Options issued under the Plan will not be repriced, replaced, or regranted through cancellation, or by lowering the exercise price of a previously granted Option. No amendment of the Plan shall be made without shareholder approval if shareholder approval is required by law, regulation, or stock exchange rule.

11.2    Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. The Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events affecting Capstone or the financial statements of Capstone or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent unintended dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan. The determination of the Committee as to the foregoing adjustments, if any, and upon any required Board approval, shall be conclusive and binding on Participants under the Plan.

11.3    Awards Previously Granted. Notwithstanding any other provision of the Plan to the contrary, no termination, amendment, suspension, or modification of the Plan shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Participant holding such Award.

ARTICLE 12.

WITHHOLDING

12.1    Tax Withholding. Capstone shall have the power and the right to deduct or withhold, or require a Participant to remit to Capstone, an amount sufficient to satisfy federal, state, and local taxes, domestic or foreign (including the Participant’s FICA obligation), required by law or regulation to be withheld with respect to any taxable event arising or as a result of this Award.

12.2    Share Withholding. With respect to withholding required upon the exercise of Options or any other taxable event arising as a result of Awards granted hereunder, Capstone may require or Participants may elect, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having Capstone withhold Stock having a FMV of a share of Stock on the date the tax is to be determined equal to the tax that could be imposed on the transaction, provided that if required by the accounting rules and regulations to maintain favorable accounting treatment for the Awards, the tax is to be determined equal to the minimum statutory total tax that could be imposed on the transaction. All elections shall be irrevocable, made in writing, and signed by the Participant, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

ARTICLE 13.

SUCCESSORS

All obligations of Capstone under the Plan with respect to Awards granted hereunder, shall be binding on any successor to Capstone, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of Capstone.

ARTICLE 14.

GENERAL PROVISIONS

14.1    Forfeiture Events. Subject to any Employment Agreement executed in writing by Capstone and the Participant, the Participant’s rights, payments, and benefits with respect to the unvested portions of the Award shall be forfeited upon termination of employment with or without Cause. Upon termination of employment for any reason, except a Participant’s death or disability (as provided below), the Participant may exercise any vested portions of the Award within three (3) months of the date of termination. Any vested portions of the Award must be exercised within twelve (12) months after the Participant’s Termination for death or becoming a Disabled Participant

14.2    Legend. The certificates for Stock may include any legend that the Committee deems appropriate to reflect any restrictions on transfer of such Stock.

14.3    Delivery of Title. Capstone shall have no obligation to issue or deliver evidence of title for Stock issued under the Plan prior to:

(a)	Obtaining any approvals from governmental agencies that Capstone determines are necessary or advisable;

(b)	Completion of any registration or other qualification of the Stock under any applicable national or foreign law or ruling of any governmental body that Capstone determines to be necessary or advisable; and

(c)	Payment in full by Participant of the Exercise Price pursuant to the terms and conditions of the Plan.

14.4    Investment Representations. The Committee may require each Participant receiving Stock pursuant to an Award under the Plan to represent and warrant in writing that the Participant is acquiring the Stock for investment and without any present intention to sell or distribute such Stock.

14.5    Uncertificated Stock. To the extent that the Plan provides for issuance of certificates to reflect the transfer of Stock, the transfer of such Stock may be affected on a noncertificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange.

14.6    Unfunded Plan. Participants shall have no right, title, or interest whatsoever in or to any investments that Capstone and/or its Affiliates may make to aid it in meeting its obligations under the Plan. Nothing contained in the Plan or this Award, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between Capstone and/or its Affiliates and any Participant, beneficiary, legal representative, or any other person. To the extent that any person acquires a right to receive payments from Capstone and/or its Affiliates under this Award, such right shall be no greater than the right of an unsecured general creditor of Capstone. All payments to be made hereunder shall be paid from the general funds of Capstone and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in the Plan. The Plan is not intended to be subject to ERISA.

14.7    No Fractional Shares. No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, Awards, or other property shall be issued or paid in lieu of fractional shares of Stock or whether such fractional shares of Stock or any rights thereto shall be forfeited or otherwise eliminated.

14.8    Retirement and Welfare Plans. This Award will not be included as “compensation” for purposes of computing benefits payable to any Participant under Capstone’s retirement plans (both qualified and nonqualified) or welfare benefit plans unless such other plan expressly provides that such compensation shall be taken into account in computing a Participant’s benefit.

ARTICLE 15.

LEGAL CONSTRUCTION

15.1    Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular, and the singular shall include the plural.

15.2    Severability. In the event any provision of this Award Agreement shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of this Award Agreement, and this Award Agreement shall be construed and enforced as if the illegal or invalid provision had not been included.

15.3    Requirements of Law. The granting of this Award and the issuance of shares of Stock hereunder shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required. Capstone shall receive the consideration required by law for the issuance of Awards under the Plan.

The inability of Capstone to obtain authority from any regulatory body having jurisdiction, which authority is deemed by Capstone’s counsel to be necessary to the lawful issuance and sale of any Stock hereunder, shall relieve Capstone of any liability in respect of the failure to issue or sell such Stock as to which such requisite authority shall not have been obtained.

15.4    Securities Law Compliance. Capstone may use reasonable endeavors to register Stock allotted pursuant to the exercise of an Award with the United States Securities and Exchange Commission or to effect compliance with the registration, qualification, and listing requirements of any national or foreign securities laws, stock exchange, or automated quotation system. With respect to Insiders, transactions under this Award Agreement and the Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

15.5    Governing Law. This Award Agreement shall be governed by the laws of the State of Alabama, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Award Agreement to the substantive law of another jurisdiction. Unless otherwise provided in this Award Agreement, the recipient of this Award is deemed to submit to the exclusive jurisdiction and venue of the federal or state courts of Alabama to resolve any and all issues that may arise out of or relate to this Award Agreement. In the event of a conflict between the terms of this Award Agreement and the terms of the Plan, the terms of the Plan shall control.

Dated as of this the      day of             , 20    .

PARTICIPANT:

CAPSTONE BANCSHARES, INC.

By:
Name:
Its:

CAPSTONE BANCSHARES, LLC

2008 LONG-TERM INCENTIVE PROGRAM

INCENTIVE STOCK OPTIONS

BENEFICIARY DESIGNATION

I hereby designate each of the following as survive me as Beneficiary. Each Beneficiary is entitled to receive payments or other benefits or exercise rights that are available under the Plan in the event of my death. If any named Beneficiary shall fail to survive me, his or her share of the benefits provided under the Plan shall be divided pro rata among those who do survive, in proportion to their designated shares set forth below.

Name	Relationship	Share
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%
%
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In the event none of the above-named shall survive me, I hereby designate such of the following as survive me as Beneficiary, in the same fashion as set forth above.

Name	Relationship	Share
%
%
%
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Dated as of this      day of             , 20    .

PARTICIPANT: